News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2006 Results

  Second Quarter Net Income per Share of $1.20; Operating Earnings per Share of $2.01
  Annualized Second Quarter Net Income ROE of 10.7%; Annualized Operating ROE of 18.0%
  Half Year Net Income per Share of $4.40; Operating Earnings per Share of $4.33
  Half Year Annualized Net Income ROE of 19.7%; Annualized Operating ROE of 19.4%
  Book Value per Share of $46.62, an increase of 4.6% year-to-date for 2006

PEMBROKE, Bermuda, July 24, 2006 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $77.5 million, or $1.20 per share on a fully diluted basis, for the second quarter of 2006. This net income includes net after-tax realized losses on investments of $47.0 million or $0.81 per share. Net income for the second quarter of 2005 including net after-tax realized gains on investments of $37.0 million or $0.67 per share, was $159.9 million or $2.72 per share. Operating earnings for the second quarter of 2006 were $115.9 million or $2.01 per share on a fully diluted basis. This compares to operating earnings of $114.3 million, or $2.05 per share, for the second quarter of 2005. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. All references to per share amounts are on a fully diluted basis.

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended June 30		Six months ended June 30
	2006	2005	2006	2005
Net Premiums Written	$815,893	$763,855	$2,160,497	$2,178,724
Net Premiums Earned	$858,963	$880,259	$1,691,784	$1,776,671
Non-life Combined Ratio	90.3%	89.4%	89.1%	93.3%
Net Income	$77,531	$159,909	$270,774	$271,324
Net Income per share (a)	$1.20	$2.72	$4.40	4.56
Net Operating Earnings (a)	$115,932	$114,304	$249,676	$181,857
Net Operating Earnings per share (a)	$2.01	$2.05	$4.33	$3.26

(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results referenced in the text of this press release are on a fully diluted basis.

Net premiums written for the second quarter 2006 were $815.9 million, a 7% increase from the second quarter of 2005. Total revenues for the quarter declined 10% as compared to the second quarter of 2005 to $921.1 million, including $859.0 million of net premiums earned, net investment income of $108.3 million, and net realized investment losses of $58.9 million.

For the first six months of 2006, net premiums written were $2.2 billion, representing a 1% decline from the same period in 2005. Net income was $270.8 million or $4.40 per share. Net income for the period includes a net after-tax realized gain on investments of $3.8 million or $0.07 per share. Operating earnings were $249.7 million, or $4.33 per share. Net income for the first six months of 2005 was $271.3 million or $4.56 per share including net after-tax realized gains of $72.2 million, or $1.30 per share. Operating earnings for the same period in 2005 were $181.9 million or $3.26 per share. Total revenues for the first six months of 2006 were $1.9 billion, including $1.7 billion of net premiums earned, net investment income of $208.3 million, and net realized investment losses of $3.8 million. Total revenues for the same period in 2005 were $2.1 billion.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.40 per common share. The dividend will be payable on September 1, 2006, to common shareholders of record on August 22, 2006, with the stock trading ex-dividend commencing August 18, 2006.

Results by Segment

The Non-Life segment reported net premiums written of $706 million for the second quarter, up 9% as compared to the second quarter of 2005. The combined ratio was 90.3% for the second quarter of 2006, compared to 89.4% for the same period in 2005. The Non-Life technical result was $121 million for the second quarter of 2006, compared to $131 million in 2005. For the first six months, Non-Life net premiums written were $1.9 billion, down 3% from the same period in 2005. The six month technical result was $255 million, compared to $206 million for the same period in 2005. The combined ratio for the six month period was 89.1% compared to 93.3% in 2005.

The U.S. Property and Casualty business, which represents approximately 21% of total net premiums written for the quarter, reported net premiums written of $170 million, up 13% over the prior year’s second quarter. Net premiums earned increased marginally to $205

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

million during the quarter when compared to the same period in 2005. The technical ratio for this sub-segment was 106.3%, compared to 94.4% in the second quarter of 2005. For the first six months of 2006, net premiums written were $466 million, essentially flat with the first six months of 2005. The six-month technical ratio was 102.0%, compared to 95.9% in 2005. The technical result for the half-year was a loss of $8 million compared to a gain of $17 million in 2005.

The Global (Non-U.S.) Property and Casualty business, which represents approximately 15% of total net premiums written for the quarter, reported net premiums written of $127 million for the second quarter of 2006, compared to $157 million for the same period in 2005. Net premiums earned during the quarter were $181 million, down 16% from $215 million in the same period last year. The technical ratio for this sub-segment was 79.2% compared to 96.9% for the same period in 2005. For the six months, net premiums written were down 16% to $491 million. The six-month technical ratio was 90.7%, compared to 92.2% in 2005. The technical result for the half-year was $34 million compared to $36 million in 2005.

The Worldwide Specialty business, which represents approximately 50% of total net premiums written for the quarter, reported net premiums written of $409 million for the second quarter, up 19% over the prior year quarter. Net premiums earned increased 2% during the quarter. This sub-segment’s technical ratio was 73.2%, compared to 67.9% for the second quarter of 2005. For the six-month period, net premiums written were up 4% to $936 million. The six-month technical ratio was 66.4%, compared to 77.5% in 2005. The technical result for the half-year was $229 million compared to $153 million in 2005.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represents approximately 13% of total net premiums written for the quarter, reported net premiums written of $103 million for the quarter, down 3% over the prior year quarter. The allocated underwriting result for the quarter was a loss of $1 million, compared to a gain of $4 million for the comparable period in 2005. For the six-month period, net premiums written increased 9% to $242 million, with an allocated underwriting gain of $2 million, compared to a gain of $7 million for the comparable period in 2005.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, principal finance, weather related products, and the results of the Company’s investment in Channel Re. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was $15 million for the second quarter of 2006 compared to a breakeven result for the second quarter of 2005. For the first six months of 2006, the pre-tax contribution to net income was $22 million compared to $15 million for the same period in 2005.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Balance Sheet Items

During the second quarter of 2006, total investments and cash were essentially flat at $9.9 billion due to the effect of rising interest rates. Over a trailing 12-month period, total investments and cash increased 14% due to incremental cash flow, good returns on the equity portfolio, and proceeds of $549 million from a capital raise in October 2005. Gross Non-Life reserves were flat this quarter, but increased by 18% to $6.8 billion over the last 12 months. During the second quarter, the Company’s estimate of Non-Life reserves for prior accident years developed favorably by $62 million, which is reflected in the quarter’s results. The overall second quarter prior year reserve development in the Non-Life segment includes net adverse development of $18 million in the U.S. P&C sub-segment, net favorable development of $47 million in the Global (Non-U.S.) P&C sub-segment, and net favorable development of $33 million in the Worldwide Specialty sub-segment. In the second quarter of 2005, Non-Life reserves for prior years developed favorably by $66 million.

At June 30, 2006, total assets were $14.6 billion, total capitalization was $4.0 billion, and total shareholders’ equity was $3.2 billion. This compares to total assets of $13.7 billion, total capitalization of $3.9 billion, and total shareholders’ equity of $3.1 billion at December 31, 2005. Book value per common share at June 30, 2006 was $46.62 on a fully diluted basis, compared to $44.57 per share at December 31, 2005.

Commentary and Outlook

“PartnerRe’s results and operating ROE during the second quarter and first half of 2006 are consistent with market conditions associated with the second half of the reinsurance cycle,” PartnerRe President & CEO Patrick Thiele said. “Generally, we are seeing strong pricing in capacity-restricted areas such as U.S. wind and energy, and consequently, PartnerRe saw growth in overall premium volume in the second quarter, driven by a combinations of increased pricing and new business in those lines. We continue to see mixed pricing in other lines with longer-tailed lines, particularly in the U.S., holding up better than shorter-tailed lines.”

Mr. Thiele added, “We continue to grow our GAAP book value despite the impact of rising interest rates, and we remain committed to our average book value growth target of 10% per year.”

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude other operating expenses. All references to per share amounts in the text of this press release are on the basis of fully diluted shares.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk transfer solutions. At December 31, 2005, total revenues were $4.2 billion. As of June 30, 2006 total assets were $14.6 billion, total capitalization was $4.0 billion and total shareholders’ equity was $3.2 billion. Our major reinsurance operations have ratings of AA- (negative outlook) from Standard & Poor’s, Aa3 (negative outlook) from Moody’s, A+ (stable outlook) from A.M. Best, and AA (stable outlook) from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Contacts:	PartnerRe Ltd.	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Robin Weinberg
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except share and per share data)
(Unaudited)

	For the three months ended June 30, 2006	For the three months ended June 30, 2005	For the six months ended June 30, 2006	For the six months ended June 30, 2005

Revenues
Gross premiums written	$817,610	$767,457	$2,190,456	$2,213,393

Net premiums written	$815,893	$763,855	$2,160,497	$2,178,724
Decrease (increase) in unearned premiums	43,070	116,404	(468,713)	(402,053)

Net premiums earned	858,963	880,259	1,691,784	1,776,671
Net investment income	108,320	90,224	208,272	177,077
Net realized investment (losses) gains	(58,928)	55,588	(3,830)	92,970
Other income (loss)	12,704	(1,143)	20,460	11,659

Total revenues	921,059	1,024,928	1,916,686	2,058,377

Expenses
Losses and loss expenses and life policy benefits	541,377	546,171	1,040,195	1,160,036
Acquisition costs	199,425	203,426	398,682	413,351
Other operating expenses	76,482	74,500	150,912	147,190
Interest expense	13,200	7,363	25,921	14,691
Net foreign exchange losses	4,116	2,456	7,462	2,442

Total expenses	834,600	833,916	1,623,172	1,737,710

Income before taxes and interest in earnings of equity investments	86,459	191,012	293,514	320,667
Income tax expense	11,845	33,497	27,976	54,289
Interest in earnings of equity investments	2,917	2,394	5,236	4,946

Net income	$77,531	$159,909	$270,774	$271,324

Preferred dividends	$8,631	$8,631	$17,263	$17,263

Operating earnings available to common shareholders	$115,932	$114,304	$249,676	$181,857

Comprehensive income, net of tax	$50,691	$207,082	$161,609	$202,265

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.04	$2.09	$4.40	$3.31
Net realized investment (losses) gains, net of tax	(0.83)	0.67	0.07	1.32

Basic net income	$1.21	$2.76	$4.47	$4.63

Weighted average number of common shares
outstanding	56,763.5	54,791.5	56,748.6	54,873.6

Diluted operating earnings	$2.01	$2.05	$4.33	$3.26
Net realized investment (losses) gains, net of tax	(0.81)	0.67	0.07	1.30

Diluted net income	$1.20	$2.72	$4.40	$4.56

Weighted average number of common and
common share equivalents outstanding	57,656.0	55,698.7	57,628.6	55,764.5

     PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S dollars, except share, per share and parenthetical share data)
(Unaudited)

	June 30, 2006	December 31, 2005

Assets
Investments:
Fixed maturities, at fair value
(amortized cost: 2006, $6,901,912; 2005, $6,682,243)	$6,758,874	$6,686,822
Short-term investments, at fair value
(amortized cost: 2006, $271,027; 2005, $231,442)	270,485	230,933
Equities, at fair value
(cost: 2006, $995,508; 2005, $1,246,192)	1,059,029	1,334,374
Trading securities, at fair value (cost: 2006, $295,505; 2005, $210,432)	297,619	220,311
Other invested assets	98,321	104,920

Total investments	8,484,328	8,577,360
Cash and cash equivalents, at fair value, which approximates amortized cost	1,407,979	1,001,378
Accrued investment income	139,607	143,548
Reinsurance balances receivable	1,873,063	1,493,507
Reinsurance recoverable on paid and unpaid losses	196,539	217,948
Funds held by reinsured companies	988,127	970,614
Deferred acquisition costs	551,229	437,741
Deposit assets	302,598	289,459
Net tax assets	91,120	87,667
Goodwill	429,519	429,519
Other	87,291	95,389

Total assets	$14,551,400	$13,744,130

Liabilities
Unpaid losses and loss expenses	$6,802,291	$6,737,661
Policy benefits for life and annuity contracts	1,279,769	1,223,871
Unearned premiums	1,650,518	1,136,233
Reinsurance balances payable	135,621	127,607
Ceded premiums payable	21,417	25,110
Funds held under reinsurance treaties	20,395	18,910
Deposit liabilities	348,951	333,820
Long-term debt	620,000	620,000
Net payable for securities purchased	123,962	93,318
Accounts payable, accrued expenses and other	132,518	128,627
Debt related to trust preferred securities	206,186	206,186

Total liabilities	11,341,628	10,651,343

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2006, 56,799,778; 2005, 56,730,195)	56,800	56,730
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 11,600,000; aggregate liquidation preference: 2006 and 2005, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 9,200,000; aggregate liquidation preference: 2006 and 2005, $230,000,000)	9,200	9,200
Additional paid-in capital	1,391,816	1,373,992
Deferred compensation	-	(107)
Accumulated other comprehensive income:
Net unrealized (losses) gains on investments, net of tax	(71,711)	77,049
Currency translation adjustment	52,209	12,614
Retained earnings	1,759,858	1,551,709

Total shareholders' equity	3,209,772	3,092,787

Total liabilities and shareholders' equity	$14,551,400	$13,744,130

Shareholders’ Equity Per Common Share	$47.36	$45.35

Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$46.62	$44.57

Number of Common and Common Share Equivalents Outstanding	57,692.2	57,724.1

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)

(Unaudited)

SEGMENT INFORMATION
For the three months ended June 30, 2006

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$170	$128	$408	$706	$7	$105	$-	$818
Net premiums written	$170	$127	$409	$706	$7	$103	$-	$816
Decrease (increase) in unearned premiums	35	54	(51)	38	1	4	-	43

Net premiums earned	$205	$181	$358	$744	$8	$107	$-	$859
Losses and loss expenses and
life policy benefits	(170)	(95)	(192)	(457)	(3)	(82)	-	(542)
Acquisition costs	(48)	(48)	(70)	(166)	(1)	(32)	-	(199)

Technical result	$(13)	$38	$96	$121	$4	$(7)	$-	$118
Other income	n/a	n/a	n/a	-	13	-	-	13
Other operating expenses	n/a	n/a	n/a	(48)	(5)	(7)	(16)	(76)

Underwriting result	n/a	n/a	n/a	$73	$12	$(14)	n/a	$55
Net investment income	n/a	n/a	n/a	n/a	-	13	95	108

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$(1)	n/a	n/a
Net realized investment losses	n/a	n/a	n/a	n/a	n/a	n/a	(59)	(59)
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(4)	(4)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(12)	(12)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	3	n/a	n/a	3

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$78

Loss ratio (2)	83.0%	52.3%	53.7%	61.4%
Acquisition ratio (3)	23.3	26.9	19.5	22.4

Technical ratio (4)	106.3%	79.2%	73.2%	83.8%
Other operating expense ratio (5)				6.5

Combined ratio (6)				90.3%

For the three months ended June 30, 2005

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$150	$156	$345	$651	$7	$109	$-	$767
Net premiums written	$150	$157	$344	$651	$7	$106	$-	$764
Decrease (increase) in unearned premiums	51	58	6	115	(4)	5	-	116

Net premiums earned	$201	$215	$350	$766	$3	$111	$-	$880
Losses and loss expenses and
life policy benefits	(142)	(157)	(166)	(465)	-	(81)	-	(546)
Acquisition costs	(48)	(51)	(71)	(170)	-	(33)	-	(203)

Technical result	$11	$7	$113	$131	$3	$(3)	$-	$131
Other loss	n/a	n/a	n/a	-	(1)	-	-	(1)
Other operating expenses	n/a	n/a	n/a	(49)	(4)	(6)	(16)	(75)

Underwriting result	n/a	n/a	n/a	$82	$(2)	$(9)	n/a	$55
Net investment income	n/a	n/a	n/a	n/a	-	13	77	90

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$4	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	56	56
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(33)	(33)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	2	n/a	n/a	2

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$160

Loss ratio (2)	70.7%	73.0%	47.5%	60.7%
Acquisition ratio (3)	23.7	23.9	20.4	22.3

Technical ratio (4)	94.4%	96.9%	67.9%	83.0%
Other operating expense ratio (5)				6.4

Combined ratio (6)				89.4%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2006 and 2005 periods include the Company's share of Channel Re's net income in the amount of $2.8 million and $2.3 million, respectively.

(1)	Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
 (in millions of U.S. dollars)
 (Unaudited)

SEGMENT INFORMATION
 For the six months ended June 30, 2006

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment	(A)	Life Segment	Corporate	Total
Gross premiums written	$466	$493	$956	$1,915	$26		$249	$-	$2,190
Net premiums written	$466	$491	$936	$1,893	$25		$242	$-	$2,160
Increase in unearned premiums	(62)	(126)	(255)	(443)	(10)		(15)	-	(468)

Net premiums earned	$404	$365	$681	$1,450	$15		$227	$-	$1,692
Losses and loss expenses and
life policy benefits	(313)	(232)	(319)	(864)	(7)		(169)	-	(1,040)
Acquisition costs	(99)	(99)	(133)	(331)	(2)		(66)	-	(399)

Technical result	$(8)	$34	$229	$255	$6		$(8)	$-	$253
Other income	n/a	n/a	n/a	-	20		-	-	20
Other operating expenses	n/a	n/a	n/a	(96)	(9)		(14)	(32)	(151)

Underwriting result	n/a	n/a	n/a	$159	$17		$(22)	n/a	$122
Net investment income	n/a	n/a	n/a	n/a	-		24	184	208

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a		$2	n/a	n/a
Net realized investment losses	n/a	n/a	n/a	n/a	n/a		n/a	(3)	(3)
Interest expense	n/a	n/a	n/a	n/a	n/a		n/a	(26)	(26)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a		n/a	(7)	(7)
Income tax expense	n/a	n/a	n/a	n/a	n/a		n/a	(28)	(28)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	5		n/a	n/a	5

Net income	n/a	n/a	n/a	n/a	n/a		n/a	n/a	$271

Loss ratio (2)	77.5%	63.7%	46.8%	59.6%
Acquisition ratio (3)	24.5	27.0	19.6	22.9

Technical ratio (4)	102.0%	90.7%	66.4%	82.5%
Other operating expense ratio (5)				6.6

Combined ratio (6)				89.1%

For the six months ended June 30, 2005

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment	(A)	Life Segment	Corporate	Total
Gross premiums written	$461	$589	$920	$1,970	$13		$230	$-	$2,213
Net premiums written	$462	$587	$895	$1,944	$13		$222	$-	$2,179
Increase in unearned premiums	(39)	(130)	(215)	(384)	(8)		(11)	-	(403)

Net premiums earned	$423	$457	$680	$1,560	$5		$211	$-	$1,776
Losses and loss expenses and
life policy benefits	(304)	(308)	(386)	(998)	-		(162)	-	(1,160)
Acquisition costs	(102)	(113)	(141)	(356)	(1)		(56)	-	(413)

Technical result	$17	$36	$153	$206	$4		$(7)	$-	$203
Other income	n/a	n/a	n/a	-	12		-	-	12
Other operating expenses	n/a	n/a	n/a	(102)	(6)		(11)	(28)	(147)

Underwriting result	n/a	n/a	n/a	$104	$10		$(18)	n/a	$68
Net investment income	n/a	n/a	n/a	n/a	-		25	152	177

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a		$7	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a		n/a	93	93
Interest expense	n/a	n/a	n/a	n/a	n/a		n/a	(15)	(15)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a		n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a		n/a	(54)	(54)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	5		n/a	n/a	5

Net income	n/a	n/a	n/a	n/a	n/a		n/a	n/a	$271

Loss ratio (2)	71.9%	67.4%	56.7%	63.9%
Acquisition ratio (3)	24.0	24.8	20.8	22.9

Technical ratio (4)	95.9%	92.2%	77.5%	86.8%
Other operating expense ratio (5)				6.5

Combined ratio (6)				93.3%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2006 and 2005 periods include the Company's share of Channel Re's net income in the amount of $5.1 million and $4.8 million, respectively.

(1)	Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.

     PartnerRe Ltd.
Supplementary Information
 (Unaudited)

	For the three months ended June 30, 2006	For the three months ended June 30, 2005	For the six months ended June 30, 2006	For the six months ended June 30, 2005
Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	15%	17%	19%	20%
Casualty	18	16	19	19
Motor	3	7	6	9
Worldwide Specialty
Agriculture	6	6	4	3
Aviation/Space	6	7	4	5
Catastrophe	16	11	16	13
Credit/Surety	7	8	5	6
Engineering	5	5	4	4
Energy	3	-	2	-
Marine	3	3	3	3
Specialty property	2	2	3	3
Specialty casualty	2	3	3	4
ART	1	1	1	1
Life	13	14	11	10

Geographic Distribution of Gross Premiums Written:
North America	50%	41%	43%	38%
Europe	36	44	44	50
Asia, Australia and New Zealand	9	11	8	8
Latin America, Caribbean and Africa	5	4	5	4

As at June 30, 2006
Financial Strength Ratings:
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at June 30, 2006		As at December 31, 2005
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	15%	$620,000	16%
Trust preferred securities, aggregate liquidation (1)	200,000	5	200,000	5
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	7	290,000	7
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	6	230,000	6
Common shareholders' equity	2,689,772	67	2,572,787	66

Total Capital	$4,029,772	100%	$3,912,787	100%

(1) Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meets the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

     PartnerRe Ltd.
Supplementary Information
 (Unaudited)

		As at June 30, 2006		As at December 31, 2005
Investment Portfolio:
Credit Quality	AAA	68%		65%
	AA	4		3
	A	13		15
	BBB	11		11
	Below Investment Grade/Unrated	4		6

By Class	U.S. Government	11%		8%
	U.S. Mortgage/Asset Backed	15		15
	U.S. Corporates	20		20
	Foreign Fixed Income	28		29
	Equities and Equity Substitutes	13		16
	Cash (net of pending transactions)	13		12
Expected average duration		3.3	Yrs	3.3	Yrs
Average yield to maturity at market		5.1%		4.5%
(fixed income securities and cash)
Average Credit Quality		AA		AA

	For the three months ended June 30, 2006	For the three months ended June 30, 2005	For the six months ended June 30, 2006	For the six months ended June 30, 2005
	(in thousands of U.S. dollars except per share data)
Reconciliation of GAAP and non-GAAP measures:
Annualized return on beginning common shareholders' equity
calculated with net income available to common shareholders	10.7%	21.4%	19.7%	17.9%
Less:
Net realized investment (losses) gains, net of tax	(7.3)	5.3	0.3	5.1

Annualized operating return on beginning common shareholders' equity	18.0%	16.1%	19.4%	12.8%

Net income	$77,531	$159,909	$270,774	$271,324
Less:
Net realized investment (losses) gains, net of tax	(47,032)	36,974	3,835	72,204
Dividends to preferred shareholders	8,631	8,631	17,263	17,263

Operating earnings available to common shareholders	$115,932	$114,304	$249,676	$181,857

Per diluted share:
Net income	$1.20	$2.72	$4.40	$4.56
Less:
Net realized investment (losses) gains, net of tax	(0.81)	0.67	0.07	1.30

Diluted operating earnings	$2.01	$2.05	$4.33	$3.26

     PartnerRe Ltd.
Supplementary Information
 (in thousands of U.S. dollars except share and per share data)
 (Unaudited)

	As at June 30, 2006	As at December 31, 2005
Reconciliation of GAAP and non-GAAP measures:
Shareholders' equity	$3,209,772	$3,092,787
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$2,689,772	$2,572,787
Less:
Net unrealized (losses) gains on fixed
income securities, net of tax	(120,953)	4,382

Book value excluding net unrealized gains or losses
on fixed income securities	$2,810,725	$2,568,405

Divided by:
Number of common and common share equivalents outstanding	57,692.2	57,724.1
Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized gains or losses on
fixed income securities	$48.72	$44.49